Exhibit 99.1

NEWS RELEASE

Contact:

Drew Prairie

AMD Public Relations

(512) 602-4425

drew.prairie@amd.com

Ruth Cotter

AMD Investor Relations

(408) 749-3887

ruth.cotter@amd.com

AMD Announces Move to Nasdaq

SUNNYVALE, Calif. — December 9, 2014 — AMD (NYSE: AMD) today announced that it is transferring its stock exchange listing to The Nasdaq Stock Market from The New York Stock Exchange, effective after market close on December 31, 2014. AMD shares are expected to begin trading as a Nasdaq-listed security on January 2, 2015 and will continue to trade under the symbol AMD. This transfer is expected to be seamless for AMD investors and shareholders.

“We are excited to join other industry-leading technology companies listed with Nasdaq and believe this move will help AMD reach investors and shareholders more efficiently and effectively as we continue transforming the company for long-term growth,” said Devinder Kumar, senior vice president and chief financial officer, AMD.

“We are proud to welcome AMD to Nasdaq and look forward to a successful partnership with the company and its shareholders,” said Bruce Aust, Vice Chairman at Nasdaq.

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD”) including, among other things, expectations regarding the timing of the proposed delisting from NYSE and listing on Nasdaq and the potential benefits of listing on Nasdaq, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2014.

AMD, the AMD Arrow log and combination thereof are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.